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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_| Definitive Proxy Statement
|X| Definitive Additional Materials
|_| Soliciting Material Pursuant to §240.14a-12

NDCHealth Corporation

(Name of Registrant as Specified In Its Charter)

MMI Investments, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

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       2) Aggregate number of securities to which transaction applies:

       3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

       |_| Fee paid previously with preliminary materials.

       |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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[MMI Investments, L.P. Letterhead]

September 21, 2004

Dear Fellow Stockholder:

        Subsequent to the date of our September 13, 2004 proxy statement relating to the 2004 Annual Meeting of NDCHealth Corporation, NDC filed definitive proxy material reflecting a change in the location of its 2004 annual meeting. Our enclosed proxy material dated September 21, 2004 reflects this change, as well as a few additional revisions for purposes of updating information and correcting typographical errors. You should rely on this enclosed proxy statement, rather than the September 13, 2004 proxy statement.

        If you have questions or need further assistance, please call our proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834.

         MMI Investments, L.P.

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